[LOGO]  Sun                             NEWS RELEASE
        Bancorp




Contact: Dan A. Chila, EVP and Chief Financial Officer
                  (856) 691-7700

     SUN BANCORP ANNOUNCES FIRST QUARTER 2004 RESULTS

         Our mission is uncompromising...
                 ...to be the Premier Community Bank in every community we serve

VINELAND, NJ, April 19, 2004 - Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $3.4 million or $.23 per share for the quarter ended March 31, 2004, compared to net income of $3.8 million or $.29 per share for the first quarter 2003. Net income for the first quarter 2003 includes a net after tax gain from a branch sale of $860,000 ($ .07 per share). Excluding the branch gain, net income increased 18.4% over the first quarter 2003. On a linked quarter basis, net income for the first quarter increased 9.2% compared to net income for the fourth quarter 2003 of $3.1 million or $.23 net income per share. All 2003 per share data is adjusted for a 5% stock dividend declared in March 2004 and payable April 20, 2004.

         "We are pleased to announce another good start to a year that promises to be both challenging and full of opportunity," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank. "Our underlying financial performance is accelerating, while major concurrent initiatives continued as planned with execution better than expected on several fronts."

         "Our integration of the former New York Community Bank branches, converted in December 2003, was successfully completed and we are seeing positive trends across the marketplace. Similarly, the recently announced proposed acquisition of Community Bank of New Jersey has been well received," said Bracken. "The merger integration process continues with teams from both banks working closely together to capitalize on the enormous opportunities available to us in Monmouth County.

                                    - more -

             P.O. Box 849 * 226 Landis Avenue * Vineland, NJ 08360 *
                           856-691-7700 * Member FDIC

Sun Bancorp 1Q 2004 Results                                               Page 2

Consummation of the merger is targeted for the early third quarter pending regulatory and shareholder approvals."

         "Under the ongoing branch rationalization program, we consolidated one branch in the first quarter, three will close in April, and discussions continue for further branch sales. We remain on target to close, consolidate or sell 14 branches during 2004. The rollout of our new branch automation system will be completed this year to substantially improve customer service across our network, and we are already receiving positive customer response to the expanded opportunities we are delivering," according to Bracken. "We were recently approved for the Small Business Administration's Express Loan Program. The creation of our small business initiative has generated results in the first quarter that already exceed 2003 performance."

         "Similarly, we continue to attract banking professionals into the Company, across division lines, as we emerge as the employer of choice in the local industry. Overall, this has been a very rewarding quarter, advancing the momentum built in 2003 and underscoring our commitment to build a premier community bank," said Bracken.

The following is a financial overview for the quarter:

o Total assets were $2.594 billion at March 31, 2004, compared to $2.187 billion at March 31, 2003, an increase of 18.6%.

o Total loans at March 31, 2004 were $1.430 billion, representing an increase of $176.2 million or 14.1% compared to March 31, 2003.

o Allowance for loan losses was $17.9 million or 1.25% of gross loans at March 31, 2004 compared to $16.5 million or 1.31% of loans at March 31, 2003. Net charge- offs for the quarter were $356,000 compared to $605,000 for the first quarter 2003 and $2.1 million for the fourth quarter 2003. Non-performing loans were $20.4 million at March 31, 2004 compared to $10.0 million at March 31, 2003 and $21.8 million at December 31, 2003. The increase in 2003 is primarily due to the two previously disclosed loans aggregating $16.3 million that were transferred to non-performing loans at September 30, 2003. The Company is aggressively managing these credits and believes that they are being carried at net realizable value as of March 31, 2004. Non-performing assets to total loans and other real estate was 1.73% at March 31, 2004 compared to .84% at March 31, 2003 and 1.89% at December 31, 2003.

                                    - more -

Sun Bancorp 1Q 2004 Results                                               Page 3

o Total deposits were $2.073 billion at March 31, 2004, an increase of $366.2 million over deposits at March 31, 2003. In December 2003, the Company acquired deposits of approximately $340.0 million in the New York Community Bank branch acquisition. Total core deposits (demand and savings) increased $228.7 million or 17.3% at March 31, 2004 over March 31, 2003; non-core deposits (CD's) increased $137.5 million or 35.9% over the same period. Core deposits at March 31, 2004 represented 74.9% of total deposits versus 77.5% at March 31, 2003 and 74.7% at December 31, 2003.

o Total shareholders' equity of $192.9 million at March 31, 2004 increased $44.0 million or 29.5% over March 31, 2003. In December 2003, the Company completed the public offering of 1,495,000 shares of common stock, which increased capital by approximately $30.0 million. Book value at March 31, 2004 was $13.80 compared to $12.07 at March 31, 2003 and $13.30 at December 31, 2003. Tangible book value at March 31, 2004 was $8.39 compared to $8.95 at March 31, 2003 and $7.80 at December 31, 2003. The decrease in tangible book value is due to the addition of approximately $40.0 million of intangibles and goodwill in connection with the December 2003 New York Community Bank branch acquisition.

         Net interest income for the comparable first quarter increased $2.3 million or 12.9%. Total interest-earning assets increased $338.3 million or 16.9%, with loans growing by 12.6% or $156.6 million. The remaining growth in interest-earning assets resulted from the short term investments from the deposit proceeds of the fourth quarter 2003 New York Community Bank branch acquisition. Net interest margin for the quarter ended March 31, 2004 was 3.46% compared to 3.60% for the first quarter 2003 and 3.53% for the fourth quarter 2003. While the Company has maintained an interest rate spread in the range of 3.22% - 3.23% during the current quarter, the prior year quarter and the fourth quarter 2003, the interest margin has declined primarily due to the increased volume of short term investments from the deposit proceeds as noted above.

         Non-interest income for the quarter, excluding securities gains and gain on sale of branches of $3.5 million, increased $818,000 or 31% over the prior year quarter. On a linked quarter basis the increase was $248,000 or 7.8%. The increases are due to the continued focus on the enhancement of existing fee-based products and services as well as a BOLI investment and the Overdraft Privilege Program, which were both initiated

                                    - more -

Sun Bancorp 1Q 2004 Results                                               Page 4


in the second quarter 2003, as well as the increased fee income from the New York Community Bank branch acquisition in December 2003.

         Total operating expenses for the quarter of $18.4 million compare to $16.2 million for the prior year quarter and $17.4 million for the fourth quarter 2003. The $2.2 million increase over the first quarter 2003 represents approximately $1.2 million of operating expenses related to branches acquired in December 2003. The remaining increase reflects operating expenses related to the Company's ongoing initiatives and increased salaries and benefits expenses.

         "We are very pleased with our results this quarter, both in our positive financial performance and our growth through strategic acquisitions and corporate initiatives. The marketplace continues to respond well to our efforts, which are driven by our focus on meeting the needs of our business and consumer customers, in our mission of becoming the premier community bank in every community we serve," said Bracken.

         Sun Bancorp, Inc. is located in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 78 Community Banking Centers in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The deposits of the Bank are insured up to the legal maximum by the Federal Deposit Insurance Corporation. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

         The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Sun Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                      # # #

SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)


                                                                      Three months ended
                                                                          March 31,
                                                                  -------------------------
                                                                   2004           2003
                                                                   ----           ----
     Profitability for the period:
        Net interest income                                         $ 20,004      $ 17,725
        Provision for loan losses                                        625           675
        Non-interest income                                            3,774         3,991
        Non-interest expense                                          18,491        15,524
        Income before income taxes                                     4,662         5,517
        Net income                                                   $ 3,421       $ 3,758

           Return on average assets (1)                                 0.53%         0.69%
           Return on average equity (1)                                 7.26%        10.18%
           Net interest margin (1)                                      3.46%         3.60%
           Efficiency ratio                                            77.76%        71.49%
     Per share data:
        Earnings per common share (2):
           Basic                                                       $0.25         $0.30
           Diluted                                                     $0.23         $0.29

        Average equity to average assets                               7.27%         6.82%

                                                                          March 31,
                                                               ----------------------------
        At period-end:                                               2004          2003
        --------------                                               ----          ----
        Assets                                                    $2,594,004    $2,186,777
        Deposits                                                   2,072,779     1,706,583
        Loans, net                                                 1,411,656     1,236,883
        Investments                                                  877,747       774,541
        Borrowings                                                   218,707       263,567
        Shareholders' Equity                                         192,893       148,922

     Credit quality and capital ratios:
        ALLL to total loans                                             1.25%         1.31%
        Non-performing assets to total loans
           and real estate owned                                        1.73%         0.84%
        Total allowance for loan losses to
           non-performing loans                                        87.67%       165.11%

        Total Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                                           11.57%        12.22%
           Sun National Bank                                           10.27%        11.45%
        Tier I Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                                           10.05%        10.33%
           Sun National Bank                                            9.16%        10.32%
        Leverage Ratio (3):
           Sun Bancorp, Inc.                                            6.89%         7.22%
           Sun National Bank                                            6.28%         7.28%

        Book value                                                    $13.80        $12.07
        Tangible book value                                            $8.39         $8.95

(1)  Annualized.
(2) Data is adjusted for a 5% stock dividend declared in March 2004 and payable April 20, 2004.
(3)  March 31, 2004 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)

                                                                                     March 31,     December 31,
                                                                                        2004           2003
                                                                                        ----           ----
ASSETS
     Cash and due from banks                                                       $    78,760    $    78,841
     Interest bearing bank balances                                                      3,813          2,789
     Federal funds sold                                                                 18,521            487
                                                                                   -----------    -----------
         Cash and cash equivalents                                                     101,094         82,117
     Investment securities available for sale (amortized cost -
         $856,360; 3/04, $960,877; 12/03)                                              864,502        963,428
     Loans receivable (net of allowance for loan losses -
         $17,883; 3/04, $17,614; 12/03)                                              1,411,656      1,364,465
     Restricted equity investments                                                      13,245         12,551
     Bank properties and equipment, net                                                 34,175         34,093
     Real estate owned, net                                                              4,444          4,444
     Accrued interest receivable                                                        11,920         11,266
     Goodwill                                                                           50,578         50,600
     Intangible assets, net                                                             25,035         26,195
     Deferred taxes, net                                                                 6,518          8,465
     Bank Owned Life Insurance                                                          33,218         32,785
     Other assets                                                                       37,619          9,078
                                                                                   -----------    -----------
            TOTAL ASSETS                                                           $ 2,594,004    $ 2,599,487
                                                                                   ===========    ===========
LIABILITIES
     Deposits                                                                      $ 2,072,779    $ 2,111,125
     Advances from the Federal Home Loan Bank                                          159,216        163,964
     Federal funds purchased                                                                            2,500
     Securities sold under agreements to repurchase - customers                         59,491         55,934
     Debentures                                                                         72,167         72,167
     Other liabilities                                                                  37,458          8,079
                                                                                   -----------    -----------
         Total liabilities                                                           2,401,111      2,413,769

SHAREHOLDERS' EQUITY
     Preferred  stock, $1 par value,  1,000,000 shares  authorized,  none issued
     Common stock, $1 par value, shares authorized, 25,000,000
         issued and outstanding, 14,070,311; 3/04, 13,381,310; 12/03 (3/04
         includes 668,085 shares - stock dividend declared)                             14,070         13,381
     Additional paid in capital                                                        168,186        151,631
     Retained earnings                                                                   6,511         20,062
     Accumulated other comprehensive income                                              5,172          1,690
     Treasury stock at cost, 90,562 shares                                              (1,046)        (1,046)
                                                                                   -----------    -----------
     Total shareholders' equity                                                        192,893        185,718
                                                                                   -----------    -----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 2,594,004    $ 2,599,487
                                                                                   ===========    ===========

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                           For the Three Months
                                                             Ended March 31,
                                                          ----------------------
                                                              2004      2003
                                                              ----      ----
INTEREST INCOME:
     Interest and fees on loans                            $21,050   $21,106
     Interest on taxable investment securities               6,329     5,783
     Interest on non-taxable investment securities             506       616
     Dividends on restricted equity investments                106       173
     Interest on federal funds sold                             62        11
                                                           -------   -------
         Total interest income                              28,053    27,689
INTEREST EXPENSE:
     Interest on deposits                                    5,440     6,800
     Interest on borrowed funds                              1,800     2,106
     Interest on debentures                                    809         -
     Interest on guaranteed preferred beneficial
       interest in Company's subordinated debt                   -     1,058
                                                           -------   -------
         Total interest expense                              8,049     9,964
                                                           -------   -------
            Net interest income                             20,004    17,725
                                                           -------   -------
Provision for loan losses                                      625       675
                                                           -------   -------
     Net interest income after provision for loan losses    19,379    17,050
NON-INTEREST INCOME:
     Service charges on deposit accounts                     2,162     1,754
     Other service charges                                      96       102
     Gain on sale of investment securities                     325        45
     Gain on sale of branches                                          1,315
     Other                                                   1,191       775
                                                           -------   -------
         Total non-interest income                           3,774     3,991
NON-INTEREST EXPENSE:
     Salaries and employee benefits                          9,516     8,016
     Occupancy expense                                       2,463     2,455
     Equipment expense                                       1,545     1,360
     Data processing expense                                   965       791
     Amortization of intangible assets                       1,160       925
     Other                                                   2,842     1,977
                                                           -------   -------
         Total non-interest expenses                        18,491    15,524
                                                           -------   -------
INCOME BEFORE INCOME TAXES                                   4,662     5,517
INCOME TAXES                                                 1,241     1,759
                                                           -------   -------
NET INCOME                                                 $ 3,421   $ 3,758
                                                           -------   -------

Basic earnings per share (1)                               $  0.25   $  0.30
Diluted earnings per share (1)                             $  0.23   $  0.29


(1) Data is adjusted for a 5% stock dividend declared in March 2004 and payable April 20, 2004.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                    2004       2003        2003       2003        2003
                                                     Q1         Q4          Q3         Q2          Q1
                                                     --         --          --         --          --

Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                 $1,210,624  $1,169,164 $1,093,170  $1,082,251 $1,062,503
       Home equity                                   85,822      80,292     71,827      62,768     50,766
       Second mortgage                               48,932      51,531     52,879      53,210     44,505
       Residential real estate                       32,320      29,788     33,233      38,071     41,772
       Installment                                   51,841      51,304     52,065      52,530     53,815
                                                 ----------  ---------- ----------  ---------- ----------
          Total loans                             1,429,539   1,382,079  1,303,174   1,288,830  1,253,361
            Allowance for loan losses               (17,883)    (17,614)   (18,572)    (16,209)   (16,478)
                                                 ----------  ---------- ----------  ---------- ----------
              Net Loans                           1,411,657   1,364,465  1,284,602   1,272,621  1,236,883
    Goodwill                                         50,578      50,600     19,672      19,672     19,672
    Intangible assets, net                           25,035      26,195     16,908      17,933     18,858
    Total Assets                                  2,594,004   2,599,487  2,274,536   2,230,651  2,186,777
    Total Deposits                                2,072,779   2,111,125  1,808,894   1,746,121  1,706,583
    Advances from the Federal Home Loan Bank        159,216     163,964    168,662     163,311    162,912
    Federal funds purchased                                       2,500                 27,000     32,000
    Securities repurchase agreements - customers     59,491      55,934     77,376      72,196     68,655
    Total shareholders' equity                      192,893     185,718    152,903     156,150    148,922
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                 $1,187,246  $1,130,905 $1,086,150  $1,071,011 $1,059,424
       Home equity                                   82,843      76,652     67,293      57,518     46,931
       Second mortgage                               50,442      52,505     53,685      49,209     45,698
       Residential real estate                       30,623      31,099     36,944      40,247     41,085
       Installment                                   51,721      51,632     51,746      52,921     53,186
                                                 ----------  ---------- ----------  ---------- ----------
          Total loans                             1,402,875   1,342,793  1,295,818   1,270,906  1,246,324
    Securities                                      937,551     804,092    764,350     766,827    755,831
    Total earning assets                          2,340,426   2,146,886  2,060,168   2,037,733  2,002,155
    Total assets                                  2,596,370   2,373,422  2,245,314   2,230,403  2,165,053
    Non-interest-bearing demand deposits            389,393     374,563    355,810     318,936    303,256
    Total deposits                                2,079,262   1,853,948  1,771,230   1,718,591  1,681,472
    Total interest-bearing liabilities            1,985,765   1,781,220  1,716,975   1,723,693  1,682,828
    Total shareholders' equity                      188,631     159,028    154,212     151,491    147,600
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                              11.57%      11.35%     12.21%      11.99%     12.22%
       Sun National Bank                              10.27%      10.06%     11.42%      11.22%     11.45%
    Tier I Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                              10.05%       9.80%     10.44%      10.27%     10.33%
       Sun National Bank                               9.16%       9.02%     10.22%      10.15%     10.32%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                               6.89%       7.34%      7.45%       7.25%      7.22%
       Sun National Bank                               6.28%       6.77%      7.32%       7.24%      7.28%

    Average equity to average assets                   7.27%       6.70%      6.87%       6.79%      6.82%
    ALLL to total loans                                1.25%       1.27%      1.43%       1.26%      1.31%
    Non-performing assets to total loans
       and real estate owned                           1.73%       1.89%      1.99%       0.73%      0.84%
    Total allowance for loan losses to
       non-performing loans                           87.67%      80.74%     73.12%     183.24%    165.11%
Other data:
    Net (charge-offs) recoveries                       (356)     (2,124)        88        (979)      (605)
                                                 ==========  ========== ==========  ========== ==========
    Restructured loans                                    -           -          -      13,476     13,476
                                                 ==========  ========== ==========  ========== ==========
    Non-performing assets:
       Non-accrual loans                             19,847      21,568     25,137       8,230      9,202
       Loans past due 90 days                           551         248        262         616        778
       Real estate owned, net                         4,444       4,444        502         577        570
                                                 ----------  ---------- ----------  ---------- ----------
         Total non-performing assets                 24,842      26,260     25,901       9,423     10,550
                                                 ==========  ========== ==========  ========== ==========

(1)  March 31, 2004 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                             2004           2003            2003             2003             2003
                                                              Q1             Q4              Q3               Q2               Q1
                                                              --             --              --               --               --
Profitability for the quarter:
     Tax-equivalent interest income                        28,313          26,829          26,703           27,805           28,004
     Interest expense                                       8,049           7,885           8,097            9,828            9,964
        Tax-equivalent net interest income                 20,264          18,944          18,606           17,977           18,040
        Tax-equivalent adjustment                             260             324             320              320              315
     Provision for loan losses                                625           1,165           2,275              710              675
        Non-interest income excluding security
         gains and branch sales                             3,449           3,201           3,269            3,043            2,631
     Security gains                                           325             809             788              825               45
     Gain on sale of branches                                                               1,314                             1,315
         Non-interest expense excluding
           amortization of excess of cost over
           fair value of assets acquired                   17,331          16,524          15,749           15,469           14,599
     Amortization of intangible assets                      1,160             936             910              925              925
     Income before income taxes                             4,662           4,005           4,839            4,421            5,517
     Income tax expense                                     1,241             871           1,522            1,294            1,759
     Net Income                                             3,421           3,134           3,317            3,127            3,758

Financial ratios:
     Return on average assets (1)                            0.53%           0.53%           0.59%            0.56%            0.69%
     Return on average equity (1)                            7.26%           7.88%           8.60%            8.26%           10.18%
     Net interest margin (1)                                 3.46%           3.53%           3.61%            3.53%            3.60%
     Efficiency ratio                                       77.76%          77.15%          70.42%           76.16%           71.49%
Per share data:
     Net Income                                      $      3,421    $      3,134    $      3,317     $      3,127     $      3,758
        Redemption of subsidiary's
          Trust Preferred Securities                            -             624               -                -                -
                                                     ------------    ------------    ------------     ------------     ------------
     Earnings available to common shareholders       $      3,421    $      2,510    $      3,317     $      3,127     $      3,758
                                                     ============    ============    ============     ============     ============
     Net income per common share (2):
        Basic                                        $       0.25    $       0.25    $       0.27     $       0.25     $       0.30
        Diluted                                      $       0.23    $       0.23    $       0.25     $       0.24     $       0.29
     Earnings per common share (2), (3):
        Basic                                        $       0.25    $       0.20    $       0.27     $       0.25     $       0.30
        Diluted                                      $       0.23    $       0.18    $       0.25     $       0.24     $       0.29

     Book value (2)                                  $      13.80    $      13.30    $      12.36     $      12.64     $      12.07
     Tangible book value (2)                         $       8.39    $       7.80    $       9.40     $       9.59     $       8.95
     Average basic shares (2)                         13,1962,256      12,626,921      12,356,248       12,337,603       12,332,578
     Average fully diluted shares (2)                 15,1200,685      13,790,078      13,443,786       13,170,022       12,887,379
 Operating non-interest income breakdown:
     Service charges on deposit accounts                    2,162           1,989           1,975            1,932            1,754
     Other service charges                                     96              93              98              104              102
     Other income                                           1,191           1,119           1,312            1,007              775
                                                     ------------    ------------    ------------     ------------     ------------
        Total operating non-interest income                 3,449           3,201           3,385            3,043            2,631
Non-operating income items:
     Gain on sale of investment securities                    325             809             788              825               45
     Gain on sale of branches                                   -               -           1,314                -            1,315
                                                     ------------    ------------    ------------     ------------     ------------
        Net non-operating income before tax effect            325             809           2,102              825            1,360
                                                     ------------    ------------    ------------     ------------     ------------
Total non-interest income                                   3,774           4,010           5,487            3,868            3,991
                                                     ============    ============    ============     ============     ============
Operating non-interest expense breakdown:
     Salaries and employee benefits                         9,516           8,581           8,659            8,165            8,016
     Occupancy expense                                      2,463           2,034           2,123            2,156            2,455
     Equipment expense                                      1,545           1,295           1,272            1,414            1,360
     Data processing expense                                  965             988             821              838              791
     Amortization of intangible assets                      1,160             936             910              925              925
     Other expenses                                         2,776           3,545           2,889            2,909            2,627
                                                     ------------    ------------    ------------     ------------     ------------
        Total operating non-interest expense               18,425          17,379          16,674           16,407           16,174
Non-operating expense items:
     Net loss (gain) on sale of real estate owned              66              81             (15)             (13)            (650)
                                                     ------------    ------------    ------------     ------------     ------------
Total non-interest expense                                 18,491          17,460          16,659           16,394           15,524
                                                     ============    ============    ============     ============     ============

(1)  Annualized.
(2) Data is adjusted for a 5% stock dividend declared in March 2004 and payable April 20, 2004.
(3) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET

                                                Three months ended March 31,          Three months ended March 31,
                                            ----------------------------------     ----------------------------------
(Dollars in thousands)                                    2004                                   2003
                                            ----------------------------------     ----------------------------------
                                                Average               Average         Average              Average
                                                Balance   Interest  Yield/Cost        Balance    Interest  Yield/Cost
                                                -------   --------  ----------        -------    --------  ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial            $ 1,187,246  $ 17,921        6.04 %   $ 1,059,424   $ 17,926     6.77 %
       Home equity                               82,843       797        3.85          46,931        498     4.24
       Second mortgage                           50,442       798        6.33          45,698        811     7.10
       Residential real estate                   30,623       515        6.72          41,085        764     7.44
       Installment                               51,721     1,019        7.88          53,186      1,107     8.32
                                            -----------  --------                 -----------   --------
          Total loans receivable              1,402,875    21,050        6.00       1,246,324     21,106     6.77
    Investment securities (3)                   904,036     7,192        3.18         746,622      6,876     3.68
    Interest-bearing deposit with banks           6,697         9        0.55           5,653         11     0.81
    Federal funds sold                           26,818        62        0.93           3,556         11     1.19
                                            -----------  --------                 -----------   --------
       Total interest-earning assets          2,340,426    28,313        4.84       2,002,155     28,004     5.59

    Cash and due from banks                      70,673                                60,356
    Bank properties and equipment                34,229                                29,501
    Goodwill and intangibles                     76,353                                39,105
    Other assets                                 74,689                                33,936
                                            -----------                           -----------
Non-interest-earning assets                     255,944                               162,898
                                            -----------                           -----------
  Total assets                              $ 2,596,370                           $ 2,165,053
                                            ===========                           ===========
Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit        $ 777,699     1,525        0.78 %     $ 644,085      2,085     1.29 %
       Savings deposits                         386,269       729        0.76         324,839      1,269     1.56
       Time deposits                            525,901     3,186        2.42         409,292      3,446     3.37
                                            -----------  --------                 -----------   --------
         Total interest-bearing
           deposit accounts                   1,689,869     5,440        1.29       1,378,216      6,800     1.97
                                            -----------  --------                 -----------   --------
  Borrowed money
       Repurchase agreements with customers      59,886        54        0.36          62,838         95     0.60
       FHLB Advances                            160,837     1,735        4.31         175,014      1,980     4.53
       Federal funds purchased                    2,939        11        1.51           7,486         31     1.67
       Debentures                                72,234       809        4.48               -          -
                                            -----------  --------                 -----------   --------
          Total borrowings                      295,896     2,609        3.53         245,338      2,106     3.43
  Guaranteed preferred beneficial interest
    in Company's subordinated debt                    -         -                      59,274      1,058     7.14
                                            -----------  --------                 -----------   --------
    Total interest-bearing liabilities        1,985,765     8,049        1.62       1,682,828      9,964     2.37
                                            -----------  --------                 -----------   --------
Non-interest-bearing demand deposits            389,393                               303,256
Other liabilities                                32,581                                31,369
                                            -----------                           -----------
  Total liabilities                           2,407,739                             2,017,453

Shareholders' equity                            188,631                               147,600
                                            -----------                           -----------
  Total liabilities and
    stockholders' equity                    $ 2,596,370                           $ 2,165,053
                                            ===========                           ===========

Net interest income                                      $ 20,264                               $ 18,040
                                                         ========                               ========
Interest rate spread (4)                                                 3.22 %                              3.22 %
                                                                       ======                              ======
Net yield on interest-earning assets (5)                                 3.46 %                              3.60 %
                                                                       ======                              ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                              117.86 %                            118.98 %
                                                                       ======                              ======
----------------------------------------------------------------------------------------------------------------------

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.